[GRAPHIC   Charys
OMITTED]   Holding Company, Inc.

                                  March 4, 2005

CCI ASSOCIATES, LTD.
ATTN. MR. MICHAEL J. NOVAK, CEO
19240 REDLAND RD.
SAN  ANTONIO, TX 78259

Dear  Mr.  Novak:

Charys Holding Company, Inc., a Delaware corporation, is pleased to provide you with this Letter Agreement (the "Letter Agreement") that outlines terms under which Charys Holding Company, Inc. or its authorized subsidiary ("Buyer") will acquire the assets, obligations and liabilities related to certain real property located in Bexar County, Texas owned by CCI Associates, Ltd., a Texas limited partnership ("Associates" or "Seller"). This letter agreement is binding on Seller and Buyer unless otherwise provided herein, with finalization of the details of the transaction to be refined in a definitive purchase agreement (the "Definitive Agreement") with Associates which the parties agree to finalize within 30 days after signing this Letter Agreement. The provisions of the Definitive Agreement will supersede and replace this Letter Agreement in all respects once finalized and executed.

SUMMARY  OF  TERMS

1.     PARTIES; DEFINITIONS

          (a) Charys Holding Company, Inc. is a Delaware corporation located at 1117 Perimeter Center West, Suite N415, Atlanta, GA 30338.

          (b) CCI Associates, Ltd. is a Texas limited partnership located at 19240 Redland Road, San Antonio, TX 78259. The partnership's sole purpose is to own certain land and buildings in Bexar County, Texas which are leased to CCI Telecom, Inc. for use as its primary business location.

          (c) CCI Telecom, Inc. (CCI) will be a wholly owned subsidiary of Buyer after execution of the Plan and Agreement of Triangular Merger between Charys Holding Company, Inc, Charys Acquisition Company, Inc. and CCI Telecom, Inc. of even date herewith (the "Merger Agreement"). Included herewith as Attachment 1 is the Merger Agreement, which is incorporated herein for all purposes.

          (d) Novak Properties, Inc. is a Texas corporation that is wholly owned by Mr. Michael J. Novak. Novak Properties, Inc. owns 1% of Associates and is the sole general partner of Associates.


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          (e)     Mr.  Michael  J.  Novak  is  the  CEO of CCI. Mr. Novak owns a
71.58% limited partnership interest in Associates, and he is the sole owner of Novak Properties, Inc.

          (f) "Closing" is defined as the time the Definitive Agreement is concluded and executed by all parties hereto, and "Final Closing" is defined as the time that title to the property has been transferred to Buyer in exchange for the consideration set forth herein.

2. TRANSACTION. Subject to the terms and conditions of the Definitive Agreement, Buyer shall purchase the real property located in Bexar County, Texas owned by Associates (such real property being more fully described in the Appraisal dated January 25, 2005 included herein as Attachment 3 and incorporated herein for all purposes) that is leased to CCI (the "Property") at the time of the Final Closing, and Buyer will assume all liabilities and obligations associated with the Property in exchange for delivery of 250,000 shares of Charys Holding Company, Inc. common stock to Seller, subject to certain adjustments and additional payments as described in Section 4 of this Letter Agreement. The ability to assume liabilities related to the Property by Buyer is subject to the provisions of any of the agreements creating such liabilities, including but not limited to the terms of any loan documents.

3. CLOSING. Upon execution of this Letter Agreement, Associates and Buyer shall be bound to complete the transaction described herein, and will negotiate and finalize a Definitive Agreement, which agreement shall include terms substantially similar to those expressed in this Letter Agreement. This Letter Agreement shall be executed in conjunction with the merger contemplated in the Merger Agreement. Associates and Buyer agree that all reasonable efforts shall be expended to complete the Definitive Agreement within 30 days of execution of this Letter Agreement at Closing. Final Closing will occur on a date to be agreed upon between Associates and Buyer after Buyer has identified a subsequent purchaser of the Property or secured financing adequate to release all currently existing liens on the Property. At Final Closing, Associates will convey the Property to Buyer for the consideration set forth in Section 4 herein.

4. CONSIDERATION. In exchange for conveyance of the Property to Buyer at the Final Closing, and subject to the terms of the Definitive Agreement, Buyer agrees to transfer 250,000 shares of Charys Holding Company, Inc. common stock to Associates. The number of shares to be conveyed to Associates and related cash adjustments are described as follows:

          (a) The 250,000 shares referenced above are subject to a "Make Whole Calculation" as described in Sections 7 and 8 of the Merger Agreement, but are also subject to the provisions of Section 4 (b) below. The Make Whole Provision and Calculation in the Merger Agreement occurs on the date which is 24 months after the effective date of the Merger Agreement. The Make Whole Provision and Calculation


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related  to  the  250,000  shares  in  this  Letter  Agreement  shall be applied concurrently with the Merger Agreement Make Whole Provision and Calculation. That is, the 2 year period for the 250,000 shares in this Letter Agreement shall start on the signing of this Letter Agreement and conclude simultaneously with the Make Whole in the Merger Agreement, even if the time from the Final Closing from this Letter Agreement to the Make Whole in this Letter Agreement is less than 2 years.

          (b) Buyer intends to sell or finance the Property after acquiring the Property at the Final Closing. If during the 2 year period following the effective date of the Merger Agreement Buyer obtains net proceeds of at least $1.8 million either from the sale or financing of the Property, then the Make Whole Calculation shall apply. The Definitive Agreement will contain provisions regarding Buyer making diligent, good faith efforts to sell or finance the Property to bona fide, third party buyers, with the General Partner of Associates being periodically informed of all activities relating to the sale of financing of the Property. The sum payable by Buyer to Associates under the Make Whole Calculation shall be paid by Buyer to Associates as set forth in the Merger Agreement.

          (c) The consideration paid in this transaction shall include cash payments by Buyer to Associates in order to reimburse the owners of Associates for the federal income taxes, if any, that will be due by the owners of Associates attributable to this transaction. Such payments shall not exceed $125,000 in the aggregate and shall be paid to the owners of Associates on or before the date on which their federal income tax payments related to this transaction are due.

5. REGISTRATION RIGHTS. The shares acquired by Associates under Section 4 above shall contain registration rights and shall be governed by the registration rights agreement that is Attachment C to the Merger Agreement.

6. CHARYS SHARES. All shares of the Charys Holding Company, Inc. common stock to be received by Associates under the terms of the Definitive Agreement shall be restricted in their resale as provided in the Securities Act of 1933, as amended (the "Securities Act"), and shall contain a legend as required by Rule 144 promulgated under the Securities Act ("Rule 144"), which shall read as follows:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO


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[GRAPHIC   Charys
OMITTED]   Holding Company, Inc.


      AN  EXEMPTION  FROM  REGISTRATION  UNDER  THE  SECURITIES  ACT.

No fractional shares of the Charys Holding Company, Inc. common stock shall be issued in connection with the transaction contemplated herein. In the event that any fractional shares of the Charys Holding Company, Inc. common stock would be issued to Associates, the number of shares of such stock to be issued shall be rounded up to the nearest whole share. The Definitive Agreement will contain representations, warranties and covenants as to the Charys Holding Company, Inc. shares to be delivered to Seller and as to Buyer's operation of such company during the period of ownership of such shares by Buyer acceptable to Buyer.

7. REPURCHASE/RIGHT OF FIRST REFUSAL. As part of this Letter Agreement, Buyer grants Mr. Michael J. Novak or his designee ("Novak") certain rights with respect to the Property:

          (a) During the three years following the Final Closing, if Buyer receives a bona fide offer from a third party for purchase of the property and Buyer considers such offer as viable, Novak has a first right to purchase the Property. That is, should Novak desire to purchase the Property on substantially  equal  terms,  including  purchase  price,  as that offered to or solicited by Buyer, Novak shall have: i) a period of 10 days from receipt by Novak of written notice from Buyer for Novak to indicate his interest in matching the offer; and ii) 30 days after receipt of notice of such offer from Buyer to provide evidence to Buyer that Novak has obtained the financing or other means of matching the purchase price set forth in the offer. This right of first refusal shall expire three years after the date of the Final Closing or upon the sale of the property by Buyer to the bona fide third party from whom the offer was received should Novak not exercise his right of first refusal as to that offer, but otherwise such right shall be a continuing right should the transaction with the bona fide third party not close. The terms of this right of first refusal will be further detailed in the Definitive Agreement.

          (b) From the Final Closing until the third anniversary of the Final Closing, and assuming that Buyer has not previously sold the Property as authorized herein or in the Definitive Agreement, Novak shall have the right to purchase the property from Buyer for an amount equal to the greater of: i) $2.4 million, which is the appraised value of the Property as of January 25, 2005, as shown in the Appraisal attached hereto as ATTACHMENT 3, or ii) the then current appraised value of the Property. In the event a bona fide third party offer as described in Section 7(a) is received before or during the process of Novak's acquisition of the Property under this Section 7 (b) and such bona fide offer exceeds either the then current appraised value of the Property or $2.4 million, whichever amount is greater, then the terms of Section 7 (a) herein shall govern Novak's potential purchase of the Property. As used herein, "current" means dated within three (3) months of the date that Novak exercised any rights set forth in this Section 7.


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[GRAPHIC   Charys
OMITTED]   Holding Company, Inc.


8. INTERVENING PERIOD. During the period between execution of this Letter Agreement and the Final Closing, the parties to this Letter Agreement agree:

          (a) To conduct all business operations as usual in the ordinary course of business, and not to enter into any agreements that would materially change the structure, operations or contractual arrangements relative to any party other than as contemplated in the Merger Agreement. This includes, but is not limited to, fulfilling the terms of all contracts and other agreements that the parties have entered into as of the date of this Letter Agreement, including any lease arrangements, and making payment of all obligations as they become due, including payment of mortgages and taxes on the Property. Seller agrees to maintain the Property in the ordinary course of business.

          (b) That Buyer or any other party designated by Buyer may market the Property for sale and search for and negotiate financing to pay in full any existing loans on the Property, provided Buyer keeps Associates reasonably informed of such activities.

9. POWER AND AUTHORITY - ASSOCIATES AND BUYER. Novak Properties, Inc., acting as General Partner for Associates, has full power and authority to execute, deliver, and cause the performance of this Letter Agreement and any related agreements between Buyer and Seller to be delivered in connection herewith, including, without limitation, the Definitive Agreement. Buyer and the undersigned representative of Buyer have full power and authority to execute, deliver, and cause the performance of this Letter Agreement and any related agreements between Buyer and Seller to be delivered in connection herewith, including, without limitation, the Definitive Agreement. Buyer and Seller agree to execute any and all further agreements or documents as may be reasonably necessary to consummate the transactions contemplated in this Letter Agreement at the Closing and the Final Closing.

10. EXPENSES. Buyer will be responsible for payment of all fees and expenses incurred with regard to the transaction contemplated hereunder, including any finders' fees, fees to investment bankers or to other financial advisers, and Buyer's and Seller's attorneys' fees. Buyer will only be responsible, however, for payment of Seller's attorneys' fees up to and including the amount of $7,500. Associates represents and warrants to Buyer that Associates has not incurred any fees or expenses of any nature, other than attorneys' fees.

11. DESTRUCTION OF PROPERTY. If, on or before the Final Closing, any substantial portion of the improvements located on the Property shall suffer a loss because of fire, flood, tornado, hurricane, riot, accident or other calamity, whether or not insured, to such an extent that in the opinion of Buyer there will be such a delay in repairing or replacing said improvements so as to materially affect the future operations of the improvements, then Buyer may, at its sole option, terminate this Agreement by providing written notice to Seller, and neither party will have any further obligation to the other except for Buyer's obligation to pay the expenses set forth in Section 10 herein.


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[GRAPHIC   Charys
OMITTED]   Holding Company, Inc.


12. VENUE; GOVERNING LAW; MISCELLANEOUS. This Letter Agreement contains all agreements between the parties hereto, other than those set forth in the Merger Agreement, and may be amended only by a written agreement executed by all parties hereto. Any provisions of this Letter Agreement that are deemed invalid or unenforceable shall be severable from the remainder of this Letter Agreement and will not affect the validity of the remainder of this Letter Agreement. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable federal law, without giving effect to the principles of choice of law of any state. Venue for any dispute between the parties hereto shall lie in Bexar County, Texas. This Letter Agreement shall be binding upon and inure to the benefit of the signatories hereto and their respective successors, heirs, administrators, trustees, executors and assigns.

13. DEFAULT. Should any party default under the obligations required of them under this Letter Agreement, any non-defaulting party may avail itself of any and all remedies provided by law or in equity as to the defaulting party, including but not limited to termination of this Letter Agreement. A prevailing party in any legal action brought hereunder shall be entitled to collect its attorneys' fees.

14. MULTIPLE COUNTERPARTS. This Agreement may be signed in multiple counterparts each when taken together shall constitute one original.


                         [SEE NEXT PAGE FOR SIGNATURES]


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[GRAPHIC   Charys
OMITTED]   Holding Company, Inc.


Executed effective as of the 4th day of March, 2005.

                                 CHARYS HOLDING COMPANY, INC.



                                 By: ___________________________
                                     Billy V. Ray, Jr., Chief Executive Officer



                                 CCI ASSOCIATES, LTD., a Texas limited
                                 partnership


                                 By: Novak Properties, Inc., its General
                                     Partner


                                 By: ___________________________
                                     Michael J. Novak, President


                                 CCI TELECOM, INC., a Nevada Corporation


                                 By: ___________________________
                                     Michael J. Novak, Chief Executive Officer



                                 ______________________________________________
                                  Michael J. Novak, in his individual capacity


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